Exhibit 10.10
PROMISSORY NOTE

US $125,000	November 30, 2009

FOR VALUE RECEIVED, the undersigned, SUMOTEXT Incorporated, a Nevada corporation, which has a business address of 2100 Riverdale, Suite 200, Little Rock, Arkansas, 72202 ("Maker"), One Hundred and Twenty Five Thousand Dollars ($125,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein.  This Promissory Note (this “Note” or “Promissory Note”) has an effective date of November 30, 2009 (the “Effective Date”).

1.
Interest on the unpaid balance of this Note shall bear interest at the rate of ten percent (10%) per annum, which interest shall accrue from the Effective Date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. All past-due principal and interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of fifteen percent (15%) per annum until paid in full.  Interest will be computed on the basis of a 360-day year.

2.
Payments of accrued interest on this Note shall be due and payable to Payee quarterly, beginning on the date three months from the Effective Date of this Note, and continuing every three months thereafter until December 1, 2010 (the “Maturity Date”), at which time the entire principal amount of this Note and any and all accrued and unpaid interest shall be due and payable.

3.	This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

4.
If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

5.
This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns.  Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note.  Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

6.
No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

7.
The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default.

8.
Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

9.	Upon an Event of Default (as defined herein), Payee shall have the right to require the Maker to immediately pay the entire unpaid principal and interest due under this Note.

10.
In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment.  If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note.  The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

11.
Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder.  The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.  If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

12.
All of the terms, provisions and conditions of this Note shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13.
This Agreement shall be construed in accordance with and governed by the laws of the State of Arkansas, excluding any provision of this Note which would require the use of the laws of any other jurisdiction.

14.
This Note constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof.  No variations, modifications, changes or extensions of this Note or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

15.	No failure on the part of the Payee to enforce any provisions of this Note will act as a waiver of the right to enforce that provision.

16.
A copy of this Promissory Note signed by one party and (a) faxed to another party or (b) scanned and emailed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy or PDF of this Promissory Note shall be effective as an original for all purposes.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written, with an Effective Date as provided above.

SUMOTEXT Incorporated

/s/ Matthew Lozeau
Matthew Lozeau
Secretary